UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2024

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

On April 30, 2024, Cardinal Ethanol, LLC, and its wholly owned subsidiary, Cardinal Colwich, LLC (collectively the “Company”), executed a First Amendment of Second Amended and Restated Construction Loan Agreement, which amends the Second Amended and Restated Construction Loan Agreement dated January 31, 2024, with First National Bank of Omaha (the "Amendment"). The purpose of the Amendment is to extend the time period for the Company to provide consents from counterparties to material contracts collaterally assigned to First National Bank of Omaha.

The financing is secured by mortgages on all of the Company's real property and a security interest in all other assets, both tangible and intangible. In addition, Cardinal Ethanol, LLC and Cardinal Colwich, LLC have each guarantied the loans of the other party. Cardinal Ethanol Export Sales, Inc. has also guarantied the financing and given a security interest in its assets. Cardinal Ethanol Export Sales, Inc. is a wholly owned subsidiary of Cardinal Ethanol, LLC.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Description

99.1	First Amendment of Second Amended and Restated Construction Loan Agreement with Cardinal Ethanol, LLC and Cardinal Colwich, LLC dated April 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: May 6, 2024	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)